                                                                     EXHIBIT 3.1

                                                          [STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 12/13/1996
                                                          960366898-2694322]

                          CERTIFICATE OF INCORPORATION
                                       OF
                        AMERICA WEST HOLDINGS CORPORATION

                                      FIRST

                                      NAME
                                      ----

         The name of the Corporation is AMERICA WEST HOLDINGS CORPORATION.

                                     SECOND

                     REGISTERED OFFICE AND REGISTERED AGENT
                     --------------------------------------

         The location of the registered office of the Corporation in the State of Delaware is at 1209 Orange Street, Wilmington, New Castle County, Delaware, and the name of the registered agent is The Corporation Trust Company.

                                      THIRD

                                     PURPOSE
                                     -------

         The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                     FOURTH

                               AUTHORIZED CAPITAL
                               ------------------

         The total number of shares of all classes of stock which this Corporation shall have authority to issue is 150,000,000 shares of which 1,200,000 shares shall be Class A Common Stock ("Class A Common") with the par value of $0.01 per share, 100,000,000 shares shall be Class B Common Stock ("Class B Common") with the par value of $0.01 per share, and 48,800,000 shares shall be Preferred Stock ("Preferred Stock") with the par value of $0.01 per share.

         4.1 Common Stock. All shares of Class A Common and Class B Common shall be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein. Preemptive rights as provided for by Section 102(b)(3) of the DGCL shall not be granted and are hereby expressly denied.

              4.1.1  Voting Rights.

                  4.1.1.1 Except as provided in Article Fourteenth, each registered holder of Class A Common shall be entitled to 50 votes for each share of such stock held by such holder, and each registered holder of Class B Common shall be entitled to one vote for each share of such stock held by such holder. The right to cumulate votes for election of directors as provided in Section 214 of the DGCL shall not be granted and is hereby expressly denied.

                  4.1.1.2 Except as otherwise provided herein or required by law, Class A Common and Class B Common shall vote together as a single class for the election of directors of the Corporation, as provided for in Article Sixth, and on all other matters submitted to a vote of stockholders of the Corporation.

                  4.1.1.3 In addition to any other vote required by law, except where prohibited by applicable corporate law, any amendments to the Bylaws of the Corporation (the "Bylaws") shall be made in compliance therewith.

                  4.1.1.4 In addition to the automatic suspension of voting rights provided under Article Fourteenth, any holder of Class B Common may suspend the voting rights relating to any shares of Class B Common held by it by providing prior written notice to the Corporation, which notice shall describe such shares in reasonable detail and state whether or not the voting suspension is permanent or temporary and, if temporary, the period thereof. Notwithstanding whether the suspension is permanent or temporary, any stockholder that suspends its voting rights under this Section 4.1.1.4 may rescind such suspension upon written notice to the Corporation; provided, however, that any notice reinstating voting rights under this Section 4.1.1.4 shall not be effective with respect to any matter unless such notice is sent prior to the record date for voting on such matter. The suspension of voting rights hereunder shall not affect any other rights held by the holders of such suspended Class B Common by virtue of their stock ownership.

              4.1.2 Dividends. The holders of Class A Common and Class B Common shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in stock or otherwise. If any dividend or distribution is paid on any class of common stock such dividend or distribution shall be paid on all classes of common stock in the same amount per share and any stock split or recapitalization of any class of common stock shall apply equally to all classes of common stock; provided, however, that in the case of dividends payable in shares of common stock, or options, warrants or rights to acquire shares of common stock or securities convertible into or exchangeable for shares of common stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Class B Common.

              4.1.3 Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and liquidation preferences, if any, of any series of Preferred Stock, the holders of shares of all classes of common stock shall be entitled to share ratably in the remaining net assets of the Corporation. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, within the meaning of this Section 4.1.3.

              4.1.4 Conversion of Class A Common to Class B Common.

                  4.1.4.1 Holders of Class A Common shall have the right, at their individual options and at any time, to convert any or all shares of Class A Common held by them to the same number of shares of Class B Common by delivering to the Corporation a notice of their intent to so convert their shares of Class A Common and surrendering the certificate or certificates representing such shares. The Corporation shall promptly issue and deliver the certificate or certificates evidencing the shares of Class B Common issuable upon conversion in accordance with the holder's instructions. Such conversion, to the extent permitted by law, shall be deemed to occur as of the close of business on the date on which the holder's notice of intent is received and the holder's shares of Class A Common are surrendered. Class B Common issued under this Section 4.1.4.1 shall be deemed duly authorized, validly issued, fully paid and nonassessable.

                  4.1.4.2 In the case of any reorganization, reclassification or change of shares of the Class B Common (other than a change in par value or from par to no par value or as a result of a subdivision or combination), or in the case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation, or in the case of any sale, lease or other disposition of all or substantially all of the assets of the Corporation, each holder of a share of Class A Common at the time outstanding shall be entitled to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change of shares, consolidation, merger, sale, lease or other disposition, by a holder of the number of shares of Class B Common into which such shares of Class A Common might have been converted immediately prior to such reorganization, reclassification, change of shares, consolidation, merger, sale, lease or other disposition. In the event of such a reorganization, reclassification, change of shares, consolidation, merger, sale, lease or other disposition, effective provision shall be made in the charter of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the sharers of Class A Common as nearly equivalent as practicable, into any such other shares of stock and other securities and property deliverable upon conversion of shares of Class B Common into which such Class A Common might have been converted immediately prior to such event.

                  4.1.4.3 The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common, solely for the purpose of issuance upon conversion of outstanding shares of Class A Common, such number of shares of Class B Common as shall from time to time be issuable upon the conversion of all of the outstanding shares of Class A Common. If any shares of Class B Common required to be reserved for purposes of conversion hereunder (i) require registration with or approval of any governmental authority under any federal or state law before such shares of Class B Common may be issued upon conversion or (ii) are listed on any national or regional securities exchange or listing service, the Corporation shall use its commercially reasonable efforts and incur commercially reasonable costs to cause such shares to be duly registered, approved or listed, as the case may be prior to the effective time of such conversion.

                  4.1.4.4 The Corporation shall pay all documentary stamp or other transactional taxes attributable to the issuance or delivery of shares of Class B Common upon conversion of any shares of Class A Common; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for shares of Class B Common in a name other than that of the registered holder of shares of Class A Common converted.

         4.2 Preferred Stock. Except as otherwise provided in that certain Stockholders' Agreement dated as of August 25, 1994 (or any Stockholders' Agreement for the Corporation replacing the same and containing substantially the same terms and provisions) for so long as it remains in force and effect (either such agreement, the "Stockholders' Agreement"), the Preferred Stock may be issued as a class, without series, or if so determined from time to time by the Board of Directors, either in whole or in part in one or more series, each series to be expressly designated by distinguishing number, letter or title prior to the issue of any shares thereof. The Preferred Stock, and each series thereof, may have such voting powers, full or limited, including the right to have more or less than one vote per share, or no voting powers, and such designations, preferences, dividend rights and relative, participating, optional or other special rights, qualifications, limitations and restrictions, if any, as shall be stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance of such Preferred Stock (a "Preferred Stock Designation").

         The Board of Directors is hereby authorized to (i) fix or alter the dividend rights, dividend rates, dividend preferences and participations, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the price or other consideration for which shares shall be issued, the redemption price or prices, the liquidation preferences and any and all relative, participating, optional or other special rights, qualifications, limitations on and restrictions on each series of the Preferred Stock and the number of shares constituting any such series and the designation thereof, and (ii) increase or decrease the number of shares of any series subsequent to the issuance of shares of that series to the extent permitted by the DGCL, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Notwithstanding anything to the contrary contained in this Certificate of Incorporation or any Preferred Stock Designation, the holders of Preferred Stock shall not be entitled to vote separately as a class with respect to any amendment to this Certificate of Incorporation to increase the number of authorized shares of Preferred Stock.

         4.3 Issuance of Nonvoting Stock. The Corporation will not issue nonvoting equity securities to the extent prohibited by Section 1123 of the Bankruptcy Code; provided, however, that this Section 4.3, (i) will have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such section is in effect and applicable to the Corporation or any of its wholly-owned subsidiaries and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

                                      FIFTH

                                  INCORPORATOR
                                  ------------

         The name and address of the incorporator is:

                           Kenneth M. Hale
                           c/o Andrews & Kurth L.L.P.
                           4200 Texas Commerce Tower
                           600 Travis
                           Houston, Texas 77002

                                      SIXTH

                          NUMBER AND TERM OF DIRECTORS.
                          -----------------------------

         The Board of Directors of the Corporation shall consist of up to 15 members, which number may be increased or decreased from time to time by resolution duly adopted by such Board; provided, however, that at no time shall there be fewer than nine or more than 15 members (except for increases above 15 members caused by a provision allowing holders of Preferred Stock to elect additional directors in the event of nonpayment of dividends). No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Except as otherwise provided in the Stockholders' Agreement, any Director may be removed by the stockholders of the Corporation with or without cause pursuant to the Bylaws and applicable law. The number of directors constituting the initial Board of Directors is 15 and the names and addresses of the persons who are to serve as directors until their successors are duly elected and qualified are:

Julia Chang Bloch                      Stephen F. Bollenbach
c/o U.S. Japan Foundation              c/o The Hilton Hotels Corporation
145 East 32nd St., 12th Floor          9336 Civic Center Drive
New York, New York 10016               Beverly Hills, California 90210

Frederick W. Bradley, Jr.              Richard C. Kraemer
764 Norgate                            8236 S. Pecan Grove Circle
Westfield, New Jersey 07090            Tempe, Arizona 85284

William A. Franke                      John F. Fraser
c/o America West Airlines, Inc.        c/o Russel Metals Inc.
4000 E. Sky Harbor Blvd.               Suite 600 - One Lombard Place
Phoenix, Arizona 85034                 Winnipeg, Manitoba
                                       R3B 0X3 Canada

John L. Goolsby                        James G. Coulter
c/o The Howard Hughes Corporation      c/o Texas Pacific Group
3800 Howard Hughes Parkway, 17th Floor 600 California Street, Suite 1850
Las Vegas, Nevada 89109                San Francisco, California 94108

John R. Power, Jr.                     Larry L. Risley
c/o The Patrician Corporation          c/o Mesa Airlines, Inc.
184 E. Shuman Blvd., Suite 200         2325 East 30th Street
Naperville, Illinois 60563             Farmington, New Mexico 87401

Frank B. Ryan                          Raymond S. Troubh
20 Sunset Boulevard                    10 Rockefeller Plaza, Suite 712
Houston, Texas 77005                   New York, New York 10020

Richard R. Goodmanson                  Richard P. Schifter
c/o America West Airlines, Inc.        c/o Texas Pacific Group
4000 E. Sky Harbor Blvd.               1133 Connecticut Ave., N.W., Suite 700
Phoenix, Arizona 85034                 Washington D.C.  20036

John F. Tierney
c/o GPA Group plc
GPA House
Assistant Chief Executive and Financial Director
Shannon, Ireland

Each Director shall be elected (i) in accordance with the Bylaws and shall serve for a term of one year or until the death, resignation or removal of such Director, and until a successor shall have been properly elected and shall qualify, and (ii) as provided in the Stockholders' Agreement.

         Beginning at the first annual meeting of the stockholders on or after August 25, 1997, the number of Directors shall be divided into three classes, as nearly equal in number as may be, to serve in the first instance until the first, second and third annual meetings of the stockholders to be held after such annual meeting, respectively, and until their successors shall have been properly elected and shall qualify; and thereafter for three-year terms. In the case of any increase in the number of Directors of the Corporation, the additional Directors shall be so classified that all classes of Directors shall be increased equally as nearly as may be, and the additional Directors shall be elected as provided herein by the Directors or by the stockholders at an annual meeting. In case of any decrease in the number of Directors of the Corporation, all classes of Directors shall be decreased equally, as nearly as may be. Election of Directors shall be conducted as provided in this Certificate of Incorporation, in the Bylaws, or by applicable law.

                                     SEVENTH

                                   MANAGEMENT
                                   ----------

         The Corporation shall be managed by the Board of Directors, which shall exercise all powers conferred under the laws of the State of Delaware. The power to make, alter or repeal the Bylaws shall be vested in the Board of Directors, except as may be limited by the Bylaws.

                                     EIGHTH

                    COMPROMISE OR ARRANGEMENT WITH CREDITORS
                    ----------------------------------------

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders of the Corporation, as the case may be and also on the Corporation.

                                     NINTH

                       VACANCIES ON THE BOARD OF DIRECTORS
                       -----------------------------------

         Except as otherwise provided in the Stockholders' Agreement, in case any vacancy shall occur on the Board of Directors because of death, resignation, retirement, disqualification, removal, an increase in the authorized number of Directors or any other cause, the Board of Directors shall have the sole and exclusive authority to, in accordance with the Bylaws, elect a Director to fill such vacancy.

                                      TENTH

                        SPECIAL MEETINGS OF STOCKHOLDERS

         Special meetings of the stockholders of the Corporation, for any purpose or purposes, unless otherwise prescribed herein or by statute, may be called by the Chairman of the Board and shall be called by the Secretary at the written request, or by resolution adopted by the affirmative vote, of a majority of the Board of Directors. Stockholders of the Corporation shall not be entitled to request a special meeting of the stockholders.

                                    ELEVENTH

              ACTIONS OF STOCKHOLDERS; MEETINGS AND WRITTEN CONSENT

         All action by holders of the Corporation's outstanding voting securities shall be taken at an annual or special meeting of the stockholders following notice as provided by law or in the Bylaws (or by written consent as provided below). Stockholders of the Corporation shall have the power to act by means of written consent only in the removal of directors in accordance with the Stockholders' Agreement or any other voting agreement of even date therewith by and between GPA Group plc and AmWest Partners, L.P., for so long as any such agreement remains in force and effect.

                                     TWELFTH

                      NOMINATIONS FOR ELECTION OF DIRECTORS

         Except as may be otherwise provided in the Stockholders' Agreement, no person shall be elected to the Board of Directors of the Corporation at an annual meeting of the stockholders, or at a special meeting called for that purpose, unless a written nomination of such person to the Board of Directors
(i) by a stockholder of the Corporation shall be received by the Corporation in accordance with the Bylaws or (ii) is made by or at the direction of the Board of Directors.

                                   THIRTEENTH

                        LIMITATION OF DIRECTOR LIABILITY;
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         13.1 Limitation of Liability. A person who is or was a Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The elimination and limitation of liability provided herein shall continue after a Director has ceased to occupy such position as to acts or omissions occurring during such Director's term or terms of office, and no amendment or repeal of this Section 13.1 shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

         13.2 Indemnification. The Corporation shall indemnify, to the fullest extent permitted by applicable law and pursuant to the Bylaws, each person who is or was a Director or officer of the Corporation, and may indemnify each employee and agent of the Corporation and all other persons whom the Corporation is authorized to indemnify under the provisions of the DGCL.

                                   FOURTEENTH

                        FOREIGN OWNERSHIP OF VOTING STOCK

         At no time shall more than 25% of the voting interest of the Corporation be owned or controlled by persons who are not "citizens of the United States" (as such term is defined in Title 49, United States Code, Section 40102), or as the same may be from time to time amended) ("Non- Citizens"). In the event that Non-Citizens shall own (beneficially or of record) or have voting control over any shares of common stock of the Corporation, the voting rights of such persons shall be subject to automatic suspension to the extent required to ensure that the Corporation is in compliance with applicable provisions of law and regulations relating to ownership or control of a U.S. carrier. The Bylaws shall contain provisions to implement this Article Fourteenth, including, without limitation, provisions restricting or prohibiting transfer of shares of voting stock to Non- Citizens and provisions restricting or removing voting rights as to shares of voting stock owned or controlled by Non-Citizens. Any determination as to ownership, control or citizenship made by the Board of Directors shall be conclusive and binding as between the Corporation and any stockholder for purposes of this Article Fourteenth.

                                    FIFTEENTH

               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

         The Corporation elects not to be governed by Section 203 of the DGCL, as the same may be amended from time to time. This election shall be effective as of the earliest date permitted by law.

                                    SIXTEENTH

                         ARIZONA CORPORATE TAKEOVERS ACT

         The Corporation elects not to be subject to Article 2, Chapter 6, Title 10 of the Arizona Revised Statutes, as the same may be amended from time to time. This election shall be effective as of the earliest date permitted by law.

         The Corporation elects not to be subject to Article 3, Chapter 6, Title 10 of the Arizona Revised Statutes, as the same shall be amended from time to time. This election shall be effective as of the earliest date permitted by law.

                               *       *       *

         THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, does hereby make, file and record this Certificate of Incorporation, does hereby certify that the facts herein stated are true, and, accordingly, has hereunto set my hand this 12th day of December, 1996.




                                         /s/ Kenneth M. Hale
                                         --------------------------------------
                                         Kenneth M. Hale